UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 25, 2015
Date of Report
(Date of earliest event reported)

MSB Financial Corp.
(Exact name of Registrant as specified in its Charter)

Maryland	001-37506	34-1981437
(State or other jurisdiction of incorporation)	(SEC Commission File No.)	(IRS Employer Identification Number)

1902 Long Hill Road, Millington, New Jersey	07946-0417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(908) 647-4000

Not Applicable
(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

MSB FINANCIAL CORP.

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors,
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)           Effective September 25, 2015, John Kaufman, age 33, was appointed as Vice President and Chief Financial Officer of Millington Savings Bank (the “Bank”), a wholly owned subsidiary of the Registrant.  In this capacity, Mr. Kaufman will also serve as Chief Financial Officer of the Registrant.   Prior to the appointment of Mr. Kaufman, Robert G. Russell, Jr., Senior Vice President and Chief Operating Officer, had been also serving on an interim basis as Chief Financial Officer. Mr. Russell will continue to serve as Senior Vice President and Chief Operating Officer of the Registrant.

Prior to being hired by the Bank, Mr. Kaufman served as Controller of of American Heritage Federal Credit Union from July 2013 to September 2015.  From June 2012 to July 2013, he served as Treasurer of GCF Bank in Sewell, New Jersey up through the acquisition of GCF by another financial institution.  Mr. Kaufman previously served as Accounting Manager at that institution from August 2005 to February 2010.  Mr. Kaufman also served as Senior Accounting Officer for Wilmington Savings Fund Society in Wilmington, Delaware from February 2010 to March 2012.  Since January 1, 2014, there have not been any transactions between the Registrant and Mr. Kaufman of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As Vice President and Chief Financial Officer, Mr. Kaufman will receive an initial base salary of $125,000 per annum.  He will be eligible to participate in all employee benefit plans available to employees at his level in accordance with the terms of the applicable plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MSB FINANCIAL CORP.
	By:	/s/Michael A. Shriner
Date: September 25, 2015		Michael A. Shriner President and Chief Executive Officer